UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 29, 2009

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

El Paso Electric Company (the “Company”) announced today that Scott D. Wilson, Executive Vice President and Chief Financial and Administrative Officer, will be retiring from the Company as early as the end of May 2009 for personal reasons having to do with the health of a family member. The Company and Mr. Wilson are presently discussing the timing of his retirement as well as a consulting arrangement under which he would be available to assure a smooth transition of his duties and to consult with the Company on financial and regulatory matters.

The Company will appoint David G. Carpenter, Vice President of Regulatory Services and Controller, to serve as principal financial officer while the Company conducts a search for Mr. Wilson’s successor. Mr. Carpenter, age 53, has served in his current position since September 2008 and was the Company’s Vice President of Corporate Planning and Controller from August 2005 to September 2008. Previously, he served as Director – Texas Regulatory Services for American Electric Power Services Corporation from June 2000 to August 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

Dated: April 29, 2009	By:	/s/ GARY D. SANDERS
	Name:	Gary D. Sanders
	Title:	Senior Vice President and General Counsel

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